Exhibit 10.1

STOCK OPTION AGREEMENT

This Stock Option Agreement, dated as of                         (the “Agreement”), is by and between Carlisle Companies Incorporated, a Delaware corporation (the “Carlisle”) and                              (the “Director”).

R E C I T A L S :

A.                                   At its                            meeting, the Board of Directors of Carlisle (the “Board”) determined that [describe performance criterion], thereby achieving the performance criterion established at the Board’s                             meeting as a condition to the granting of options to the non-employee directors.  As a result, the Board approved the grant to the Director of the Option (defined below) in accordance with the terms of the Non-Employee Directors Stock Option Plan, as amended and restated as of February 6, 2002 (the “Plan”).

B.                                     The Director desires to receive the Option and agrees to be bound by the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.                                       Grant of Option.  Effective                                 , Carlisle grants the Director an option (the “Option”) to purchase           Carlisle Shares at $       per share the (“Option Price”), the closing price on the New York Stock Exchange of the Carlisle Shares on                            .  The Option shall constitute a “non-qualified stock option” for tax purposes and is granted subject to the conditions, limitations, adjustments, covenants and other provisions set forth in this Agreement and the Plan.  Any term capitalized but not defined in this Agreement shall have the meaning ascribed to that term in the Plan.

2.                                       Vesting; Term of Option.

(a) The Option shall vest and become exercisable in installments as set forth in Table I below, subject to the Director remaining a director of Carlisle on such dates:

TABLE I

Option	Number of Shares	Number of Shares
Vesting Dates	Vested – Installment	Vested – Total

In addition, each Option shall vest and become exercisable immediately upon the expiration of the Director’s term as a consequence of (i) the Director’s death, (ii) the Director’s Retirement, (iii) the Permanent or Total Disability of the Director, or (iv) a Change in Control of the Company, as such terms are defined and more fully described in the Plan.

(b)                                 Any Option that remains unexercised on                            shall expire and be forfeited at that time.

4.                                       Option Exercise.  The Director may exercise a vested Option pursuant to the Company’s cashless exercise program currently administered by Wachovia Bank.

5.                                       Miscellaneous.

(a)                                  Nothing in this Agreement or the Plan shall be construed as giving any Director any right of continued service on the Board.

(b)                                 The Option granted to the Director under this Agreement may not be transferred or assigned by the Director other than by Will or by the laws of descent and distribution or as may be otherwise approved by the Board in its sole discretion.

(c)                                  The Director agrees and acknowledges that the Board shall have complete authority to interpret the terms and conditions of this Agreement and the Plan and to resolve any and all disputes hereunder and thereunder.

(d)                                 Any notice or other communication required or permitted to be given under this Agreement shall be duly given if in writing and delivered (i) personally, (ii) sent by certified or registered mail, postage prepaid, (iii) overnight courier or (iv) by telephone facsimile, as follows:

If to Carlisle:	Carlisle Companies Incorporated
250 South Clinton Street, Suite 201
Syracuse, New York 13202
Attn: Vice President, Secretary and General Counsel
Fax: 315-474-2008

If to the Director:

or to such other address as may be given in writing as provided in this Agreement.

(d)                                 This Agreement shall be governed by the laws of the State of New York.

(e)                                  This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter hereof.

(f)                                    This Agreement may not be amended or modified except by a writing signed by the parties.

(g)                                 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns, and any corporate successors by merger, consolidation, acquisition or other corporate reorganization.

The parties have executed this Agreement as of the date first above written.

CARLISLE COMPANIES INCORPORATED

By:

I accept the Option to purchase Carlisle Shares granted in accordance with and subject to the terms and conditions of this Agreement and the Plan, and I agree to be bound by those terms and conditions.